EXHIBIT 5(A)



                                        October 27, 2000



TXU Australia Holdings (Partnership) Limited Partnership
452 Flinders Street
Melbourne, Victoria, Australia 3000

Ladies and Gentlemen:


     Reference is made to the Registration Statement (Registration Statement) on Form S-1 filed by TXU Australia Holdings (Partnership) Limited Partnership (Partnership) on May 5, 2000, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of unsecured junior maturing principal securities ( Securities) of the Partnership in an aggregate offering amount of US$300,000,000. In connection therewith, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.


     Based upon the foregoing, we are of the opinion that:

     1. The Partnership is a limited partnership validly organized and existing under the laws of the State of Victoria, Australia.

     2. The Securities will be valid, legal and binding obligations of the Partnership when:

          (a) the Indenture and officer's certificate shall have been executed and/or certified, as appropriate, and delivered; and

          (b) the Securities shall have been issued and delivered for the consideration contemplated in the Registration Statement and any prospectus supplement relating to the Securities of a particular series.

          We are members of the State Bar of Texas and do not hold ourselves out as experts on the laws of New York or Australia. Accordingly, in rendering this opinion, we have relied, with your consent, as to all matters of Australian law, upon the opinion of even date herewith addressed to you by Baker & McKenzie, counsel to the Partnership, and as to New York law, upon the opinion of even date herewith addressed to you by Thelen, Reid & Priest LLP, counsel to the Partnership.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name as counsel in the Registration Statement.

                                        Very truly yours,

                                        WORSHAM FORSYTHE
                                          WOOLDRIDGE LLP


                                        By: /s/ Timothy A. Mack
                                           ------------------------------------
                                             A Partner